Exhibit 10.1

AGRICULTURAL IMPORT AND SUPPLY AGREEMENT

ENGLISH MASTER VERSION

This Agricultural Import and Supply Agreement (this “Agreement”) is entered into as of Aug. 10, 2026 (the “Effective Date”), by and between Reborn Coffee, Inc., a Delaware corporation having its principal office at 580 N. Berry Street, Brea, California 92821 (“Reborn”), and THE MIGHTY OAK INC, having its address at 2141 East 51st Street, Vernon, CA 90058 (“Mighty Oak”). Reborn and Mighty Oak may individually be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Reborn is a Nasdaq Capital Market listed company (for general informational purposes only, and this reference shall not expand either Party’s obligations hereunder);

WHEREAS, Reborn acts as a Principal in purchasing, importing, storing, and selling agricultural products by leveraging its sourcing network to secure products directly from farms and producers; and

WHEREAS, Mighty Oak possesses vendor codes capable of supplying major retailers in the United States;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

ARTICLE 1. PURPOSE AND SCOPE

1.1 The purpose of this Agreement is to establish the general terms and conditions under which Reborn directly imports, purchases, stores, and supplies agricultural products to Mighty Oak, and Mighty Oak supplies such products to major markets and retailers in the U.S. using its vendor codes.

1.2 The specific terms for individual transactions—including items, quantities, prices, delivery dates, delivery locations, and payment terms—shall be determined in accepted Purchase Orders (“PO”).

ARTICLE 2. DEFINITIONS

2.1 “Products” means agricultural products and related food items specified in an accepted PO. Items not specified in an accepted PO shall not be considered Products under this Agreement.

2.2 “Korean Products” means agricultural products imported by Reborn from the Republic of Korea.

ARTICLE 3. TRANSACTION STRUCTURE AND STATUS OF PARTIES

3.1 Transactions under this Agreement consist of purchase and sale transactions wherein Reborn sells and supplies Products that it has imported, purchased, and stored to Mighty Oak.

3.2 Reborn acts as a Principal (and not a mere broker) in purchasing, importing, storing, and selling Products. Accordingly: (a) Reborn places POs directly with its suppliers and bears purchasing costs; (b) Reborn retains title to the Products until sold to Mighty Oak; and (c) Reborn independently determines the sales price to Mighty Oak and issues sales invoices.

3.3 (Non-Circumvention) During the term of this Agreement and for a period of one (1) year following termination, Mighty Oak shall not directly purchase Products covered under this Agreement from Reborn’s suppliers without prior written consent from Reborn.

ARTICLE 4. MINIMUM ANNUAL COMMITTED VOLUME AND FAITHFUL PERFORMANCE

4.1 The annual total supply and import volume under this Agreement shall be guaranteed at a minimum of Twenty Million US Dollars (US $20,000,000). Both Parties are obligated to faithfully supply and purchase this minimum committed volume.

4.2 If actual PO amounts fall short of the annual minimum guaranteed amount due to reasonable market conditions, the Parties shall, upon mutual written agreement, carry over the shortfall quantity to the following year’s PO volume for adjustment and fulfillment.

ARTICLE 5. PURCHASE ORDERS AND AI INVENTORY/SUPPLY CHAIN SYSTEM

5.1 Mighty Oak shall submit POs to Reborn based on U.S. retailer orders and sales forecasts, and Reborn shall import and procure the necessary items and quantities accordingly.

5.2 Each PO shall specify item names, specifications, quantities, unit prices, total amounts, requested delivery dates, delivery locations, payment terms, packaging conditions, and applicable Incoterms® 2020 rules.

5.3 A PO shall become binding upon written acceptance by the receiving Party. Accepted POs may only be modified or canceled upon mutual written agreement.

5.4 To enhance supply accuracy and optimize inventory loss, the Parties may integrate and utilize Reborn’s smart supply chain and AI-based inventory management system into operational procedures.

ARTICLE 6. PRICES AND INVOICING

6.1 Prices shall be specified in each accepted PO and may vary based on item, quantity, delivery schedule, packaging, market conditions, and other agreed commercial terms. Reborn retains full discretion over sales prices charged to Mighty Oak.

6.2 Reborn shall issue commercial invoices to Mighty Oak, and Mighty Oak shall pay the purchase price to Reborn.

ARTICLE 7. IMPORT AND SUPPLY OF KOREAN PRODUCTS

7.1 Reborn may import Korean Products and supply them to major U.S. markets and retailers through Mighty Oak under the same structure as domestically sourced U.S. products. Mighty Oak shall cooperate to ensure smooth sales and delivery of Korean Products.

7.2 Logistics, customs clearance, U.S. inland transportation, and warehousing for Korean Products may be conducted by a logistics/operations partner designated by and acting on behalf of Reborn.

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ARTICLE 8. DELIVERY, TITLE, AND RISK OF LOSS

8.1 Delivery dates, locations, and shipping terms shall be specified in accepted POs. Unless otherwise specified, delivery shall be made to a warehouse designated by Reborn within the U.S. If shipping terms are listed without specified rules, Incoterms® 2020 shall apply.

8.2 Title and risk of loss shall transfer according to the applicable Incoterms® 2020 terms. Title to Products imported/purchased by Reborn remains with Reborn until delivered to Mighty Oak.

8.3 Both Parties shall use commercially reasonable efforts to adhere to agreed delivery schedules.

ARTICLE 9. WAREHOUSING AND INVENTORY MANAGEMENT

9.1 Reborn shall store and manage imported/purchased Products as its own inventory in U.S. warehouses designated by Reborn, with Reborn designated as the owner/consignee on warehouse records.

9.2 Details regarding receiving, storage, inventory control, and release procedures shall follow operational protocols mutually agreed upon in writing.

ARTICLE 10. QUALITY WARRANTY, INSPECTION, AND CLAIMS

10.1 Reborn warrants that at the time of title and risk transfer, Products shall materially conform to specifications and quality standards set forth in the accepted PO.

10.2 Mighty Oak shall inspect Products immediately upon delivery and notify Reborn in writing of any shortage, damage, defect, or non-conformity within thirty (30) days of delivery.

10.3 Reborn’s sole liability and Mighty Oak’s exclusive remedy for warranty breach shall be, at Reborn’s option, replacement of non-conforming Products or refund/credit of the purchase price paid.

ARTICLE 11. INVENTORY LOSS AND RISK ALLOCATION

11.1 Inventory losses arising after the transfer of title and risk shall be borne by the owner at that time. The Parties shall cooperate to minimize losses during periods when Reborn holds the Products, with specific return protocols and cost allocations defined in individual POs or written agreements.

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ARTICLE 12. PAYMENT AND SETTLEMENT

12.1 Payment terms for each transaction shall be as set forth in the accepted PO (e.g., Net 30 days post-delivery).

12.2 Mighty Oak shall make direct payments to Reborn on the payment due dates set forth in accepted POs, regardless of whether Mighty Oak has collected sales proceeds from retailers.

ARTICLE 13. MAINTENANCE OF VENDOR CODES

13.1 Mighty Oak shall maintain valid vendor codes with major U.S. retailers and supply Products received from Reborn to these major retail channels.

ARTICLES 14–19. GENERAL PROVISIONS

14.1 Compliance with Laws: Both Parties shall comply with all applicable U.S. laws, including FDA and FSMA rules.

14.2 Limitation of Liability: Neither Party shall be liable for indirect, incidental, or consequential damages. Total liability shall be limited to direct damages up to the contract value under the applicable PO.

14.3 Confidentiality: Both Parties shall maintain strict confidentiality regarding proprietary operational, financial, and supply chain information.

14.4 Public Disclosures: Mighty Oak agrees to cooperate with Reborn regarding any SEC Form 8-K or public disclosure requirements.

14.5 Representations & Warranties: Each Party represents and warrants that it has full corporate power and authority to enter into and perform this Agreement.

ARTICLE 20. TERM AND TERMINATION

20.1 This Agreement shall remain in effect for two (2) years from the Effective Date and shall automatically renew for successive one (1) year terms unless either Party provides written notice of non-renewal at least sixty (60) days prior to expiration.

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ARTICLE 21. MISCELLANEOUS

21.1 Governing Law: Laws of the State of California, U.S.A. (excluding the United Nations Convention on Contracts for the International Sale of Goods - CISG).

21.2 Jurisdiction: Exclusive jurisdiction of state or federal courts located in Los Angeles County, California.

21.3 Governing Language: In the event of any conflict or inconsistency between the Korean version and the English version, the English version shall govern and prevail.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

REBORN COFFEE, INC.

Signature:	/s/ Jung Jae Lim
Name:	Jung Jae Lim
Title:	Chief Executive Officer
Date:

THE MIGHTY OAK INC

Signature:	/s/ Sewoong Jung
Name:	Sewoong Jung
Title:	CEO
Date:	Aug. 11, 2026

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